Exhibit 10.1

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

September 17, 2026

ScanSource, Inc. Attn: Chris Stokes 6 Logue Court
Greenville, South Carolina 29615

Delivered via email to chris.stokes@scansource.com

RE: Update to Distributor Value-Created Services Program Guide Dear Mr. Stokes:
The purpose of this letter agreement (“Letter Agreement”) is to set forth the understanding of ScanSource, Inc. (“Distributor”) and Cisco Systems, Inc. (“Cisco”) regarding updated terms and termination of Cisco’s Distributor Value-Created Services Program (“DVCSP”).

This Letter Agreement is governed by and is subject to the terms and conditions in Cisco’s DVCSP guide as described in Exhibit A (the “Program”) and the Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (“Agreement”). In the event of a conflict between this Letter Agreement and the Policy or Agreement, this Letter Agreement shall control.

For purposes of this Letter Agreement only, the parties agree as follows:

1.Distributor shall perform all services and maintain all records in accordance with the modified Program guide attached hereto as Exhibit A.

2.This Letter Agreement is effective as of the date of last signature and shall remain in effect through the conclusion of Cisco’s fiscal year 2027, ending on July 31, 2027, at which time the Program will be terminated.

3.This Letter Agreement constitutes the entire agreement among the parties concerning the subject matter and replaces any prior oral or written communications between the parties, all of which are excluded. There are no conditions, understandings, agreements, representations or warranties, expressed or implied, that are not specified herein. This Letter Agreement may be modified only by a written document executed by the parties hereto.

4.This Letter Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Letter Agreement.

(Signature page to follow)

Cisco Confidential

The parties have caused this Letter Agreement to be duly executed. Each party represents that its respective signatories whose signatures appear below have been, and are on the date of signature, duly authorized to execute this Letter Agreement.

ScanSource, Inc.	Cisco Systems, Inc.
(“Distributor”) /s/ Katherine White	(“CSI”) /s/ Jenn Baenziger
Authorized Signature Katherine White	Authorized Signature Jenn Baenziger
Print Name SVP Converged Communications	Print Name Authorized Signatory
Title September 29, 2026	Title September 17, 2026
Date	Date

Cisco Confidential

Cisco Distributor Value-Created Services Program (DVCSP) | Program Guide & Term

EXHIBIT A

CISCO DISTRIBUTOR VALUE–CREATED SERVICES PROGRAM (DVCSP)
Program Terms & Conditions
Business Rules, Performance Management & Compensation Guidelines (FY27)

What Is the Program Guide?
The Cisco Distributor Value–Created Services Program: Program Guide establishes business rules governing distributors’ services relationship with Cisco. This program guide defines primary program elements, including eligibility, performance management, and compensation, associated with the offers governed by the Distributor Value–Created Services Program (DVCSP) framework.
What Is the Cisco Distributor Value–Created Services Program?
The DVCSP provides the framework for a services delivery relationship with distributors. This framework consists of three main elements, including offer eligibility, compensation, and performance management specific to each offer within the DVCSP, because distributors access, sell, and deliver value–based services together with Cisco to customers on behalf of partners.
Offers governed by the DVCSP framework use a collaborative approach in services delivery. Distributors have access to Cisco technology experts, award–winning web–based support tools, software support and updates, Cisco industry leadership, and more.
What Services Are Available Through the Cisco Distributor Value–Created Services Program?
Cisco services incorporate Cisco’s extensive knowledge base, smart services capabilities, and global support infrastructure for distributors to use in developing differentiated, value–added service solutions. These services enable distributors to capitalize on Cisco’s intellectual assets and combine them with their own service capabilities and expertise to deliver best-in-class service solutions to customers, together with Cisco.
What Is the Role of Distributors in the Cisco Distributor Value–Created Services Program?
Distributors are responsible for delivering services to the customer on behalf of the partner. They are also responsible for meeting the performance metrics associated with each offer.

Eligibility
Ongoing eligibility requirements for the DVCSP are designed to help ensure continued distributor performance and are based upon the distributor’s ability to meet minimum performance requirements.

Performance Management
Sales and delivery metrics will be used as entry and ongoing eligibility criteria for each offer governed under the framework of the DVCSP. Distributors will need to perform above a minimum metric threshold in order to stay in good standing in the program.

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Compensation
The DVCSP compensation framework is based on the principle that distributors are rewarded for providing greater value to the customer. It consists of one primary component:
•Performance incentives: Cisco will pay quarterly performance incentives against eligible services bookings, in the form of a credit memo, to distributors if they achieve minimum performance targets associated with each offer.
Performance incentive details for each offer are published below.
Eligible bookings are determined using a number of business rules, as follows: Eligible services bookings must be:
–Placed to deliver in a customer location within the distributor’s sales territory
–Tied to TP video units under the product family PRTNR TP VID Services bookings exclusions include:
–Services on products intended for the distributor’s internal use
–Services intended for resale and not intended for the distributor’s “consumption”
–Services not available through the DVCSP
–Services sold to PSS partners delivering their own services offering

Performance Management
In addition to the offer eligibility requirements, distributors must meet and maintain the applicable Quarterly Performance Eligibility Requirements defined in Table 1.
Table 1. Quarterly Performance Eligibility Requirements, Metrics Thresholds, and Performance Incentive Payouts

Compensation Levers
Performance Criteria	Entry Eligibility Requirement	Ongoing Eligibility Requirement	Performance Metric Min*	Performance Metric Max*	Performance Incentive Minimum Payout	Performance Incentive Maximum Payout
Attach Rate	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Service Request	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Return Materials Authorization (RMA)	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Sales Metrics
This section describes the sales Attach Rate that will be tracked for the DVCSP:
•Definition: The sales Attach Rate is a distributor-level metric that measures a distributor’s ability to attach and sell services.
•Eligibility Thresholds: Distributors must meet minimum sales Attach Rate requirements to qualify for program entry and to maintain ongoing eligibility (defined in Table 1).
•Measurement Period: Performance is calculated using a rolling 12-month period based on data from a 15-month window ending three months prior to the evaluation date. This “back-15/forward-12” methodology ensures a consistent and stable measurement of year-to-date (YTD).

© 2026 Cisco and/or its affiliates. All rights reserved. Cisco Confidential.
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Delivery Metrics
This section provides the delivery metrics tracked for the DVCSP and how they are calculated.
Service Request Ratio
The Service Request Ratio measures a distributor’s ability to manage and resolve Level 0 through Level 2 technical support cases independently. This metric reflects the complexity level that Cisco expects eligible distributors to resolve without escalating to Cisco resources.
The formula is:

Service request ratio =	Total number of TAC service delivery cases closed	x 1,000,000
Total supported installed base value
•Numerator: The total number of DCVSP technical support cases raised by the partner to Cisco TAC, excluding Cisco product-specific issues such as dead on arrival (DOA) units and Field Alerts.
•Denominator: The Total supported installed base value, the denominator, is the total list price service value of items covered under the DVCSP. This value is normalized to a 12-months period based on Cisco SMARTnet® Service with next-business-day replacement or equivalent service level.
Return Materials Authorization (RMA) Ratio
The RMA Ration measures a distributor’s effectiveness in diagnosing technical support problems prior to requesting hardware replacements.
The formula is:

RMA ratio =	Total number of replacement units	x 1,000,000
Total supported installed base value
•Numerator: The total number of DVCSP replacement units requested by the partner, excluding replacements resulting from Cisco product-specific issues such as DOAs and Field Alerts.
•Denominator: The total list price service value of items covered under the DVCSP. This value is normalized to a 12-month period based on the eligible service with next-business-day replacement or an equivalent service level.

Compensation
Cisco will pay quarterly performance incentives against eligible distributor services bookings if the distributor achieves the performance targets defined in Table 1.
The total performance incentive is comprised of two distinct components:
•Sales Performance Incentives: Based on the sales Attach Rates metrics defined in Section 1.
•Delivery Performance Incentives: Calculated based on the Service Request Ratio and RMA Ratio metrics. The distributor must meet the performance targets for both delivery metrics.
Delivery Performance Incentives are applied only to eligible bookings when purchased, consumed, rebranded, and delivered by the distributor.
Sales Performance Incentives payments are based on net eligible bookings for the applicable quarter. Any bookings that were made in a prior quarter that are subsequently canceled or credited in a later quarter will decrease the total eligible bookings for that quarter, and may result in a lower Sales Performance Incentive payment for that quarter.

Provision on Indirect & Direct Tax
The term “indirect tax” includes all forms of indirect taxes under applicable tax laws, such as VAT, GST, consumption tax and sales and use tax.
Distributors acknowledge that the payments are granted exclusively to the Distributor and not to an individual.

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Payments made to the Distributor under this Program or Incentive Agreement constitute payments for marketing activities performed by the Distributor in the countries within the selling territory of the Cisco entities listed in rule 5, except for Canada and the United States.
Invoices issued by Distributor to Cisco must conform with indirect tax requirements applicable in the country of Distributor’s establishment. These indirect tax requirements include but are not limited to invoice currency requirements. Invoices not issued in conformity with these requirements will be rejected and returned to the Distributor. Contact your local tax adviser for additional information.
If an external expert such as an external 3rd party tax advisory firm, determines that indirect taxes are due for marketing services supplied to Cisco, all payment amounts are deemed inclusive of such indirect taxes, with the exception of:
–Dutch Distributors / Partners claiming payment from CSIBV
–UK Distributors / Partners claiming payment from CIL
–Italian Distributors / Partners claiming payment from Cisco Italy
–German Distributors / Partners claiming payment from Cisco Germany
–Australian Distributors / Partners claiming payment from Cisco Australia
–Japanese Distributors / Partners claiming payment from Cisco Japan
–Indian Distributors / partners claiming payment from Cisco Commerce India
–Korean Distributors / partners claiming payment from Cisco Korea
–Mexican Distributors / partners claiming payment from Cisco Mexico
–Saudi Distributors / partners claiming payment from Cisco Saudi Arabia Limited
As a local indirect taxpayer, Distributor is responsible for assuring that any payment claim to Cisco is treated correctly for indirect tax purposes. If indirect tax is due Cisco requires a formal tax invoice listing the local indirect tax.

All the incentive amounts paid to Distributor are exclusive of any other taxes (including any recoverable indirect taxes incurred by Distributor), fees, duties or other amounts however designated and including without limitation withholding tax, duties or other amounts which are levied or based upon such charges or upon this Incentive Program or Incentive Agreement.
Distributor is solely responsible for any federal, state, provincial taxes, social security, national insurance contributions, social charge or other taxes including income taxes that may be imposed as a result of the execution of the Program or Incentive Agreement terms. Such taxes are not subject to reimbursement by Cisco as part of the incentive claim.
Distributor acknowledges that in case any of the incentives are considered taxable benefits and are subject to all applicable laws of the respective country, Distributor is responsible for and must ensure that all applicable income taxes are paid for such incentives. This includes that Distributor must pay all applicable income taxes and/or handle the distribution of the tax responsibility to its employees in case of any incentive issued to its employees. The liability for income taxation or social charges is the sole responsibility of the distributor company, and Cisco gives no warranty and accepts no responsibility as to the taxation treatment of the program.
If a tax deduction is required by law to be made by Cisco when making payment to Distributor, Distributor hereby agrees to accept such deductions or withholdings from the incentive amount that is due to Distributor for the incentive provided under the current Program or the Incentive Agreement.
Distributor must indemnify Cisco for any tax payments or liabilities arising out of non-compliances Distributor, including but not limited to denial of input tax credit. The Distributor is solely responsible for determining the correct tax rate.
Cisco is not liable for any costs, including but not limited to penalties or interest assessed by tax authorities following an incorrect indirect tax treatment on invoices issued by the Distributor. Cisco reserves it’s right to request a credit memo in cases where indirect tax was incorrectly charged.

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